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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors
InPhonic, Inc.:

We consent to the use of our reports dated July 24, 2002, with respect to the consolidated balance sheets of InPhonic, Inc. as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2001, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP



McLean, Virginia
October 29, 2002